Exhibit 99.4

PARAMETRIC TECHNOLOGY CORPORATION

ARBORTEXT, INC.

Unaudited Pro Forma

Combined Condensed Financial Statements

On July 19, 2005 (the “Effective Date”), Parametric Technology Corporation (“PTC”) completed the acquisition of privately held Arbortext, Inc. (“Arbortext”) pursuant to the terms of an Amended and Restated Agreement and Plan of Merger dated as of July 15, 2005 by and among PTC, Arbortext, PTC Maple Corporation (“Merger Sub”), and a representative of the stockholders of Arbortext. On the Effective Date, Merger Sub merged with and into Arbortext, with Arbortext continuing as the surviving corporation. PTC acquired all of the outstanding capital stock of Arbortext. The aggregate purchase price was approximately $194.5 million in cash, including acquisition-related transaction costs. Also included in the aggregate purchase price is the consideration paid to cancel and terminate all Arbortext unvested and unexercised stock options. No PTC common stock or stock options were issued in the acquisition. The purchase price allocation is preliminary and a final determination of required purchase accounting adjustments will be made upon the completion of PTC’s evaluation of the assets acquired and liabilities assumed, which is expected to occur during the quarter ending December 31, 2005.

The unaudited combined condensed pro forma balance sheet as of April 2, 2005 is based on the individual balance sheets of PTC as of April 2, 2005 and Arbortext as of March 31, 2005 and is prepared as if the acquisition of Arbortext had occurred on April 2, 2005. The unaudited combined condensed pro forma statement of operations for the year ended September 30, 2004 is based on PTC’s results of operations for its fiscal year ended September 30, 2004 combined with Arbortext’s results of operations for its fiscal year ended December 31, 2004 and was prepared as if the acquisition of Arbortext had occurred on October 1, 2003. The unaudited combined condensed pro forma statement of operations for the six months ended April 2, 2005 is based on PTC’s results of operations for the six months ended April 2, 2005 combined with Arbortext’s results of operations for the six months ended March 31, 2005 and was prepared as if the acquisition of Arbortext had occurred on October 1, 2003.

The unaudited pro forma adjustments are based upon available information and assumptions that PTC believes are reasonable. The unaudited pro forma combined condensed consolidated financial statements and related notes thereto should be read in conjunction with PTC’s historical consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2004, filed with the Securities and Exchange Commission (the “Commission”) on December 14, 2004 and in its Quarterly Report on Form 10-Q for the three and six months ended April 2, 2005, filed with the Commission on May 12, 2005. In addition, this unaudited combined condensed pro forma information should be read in conjunction with the historical condensed consolidated financial statements of Arbortext included within this Amendment No. 1 to Current Report on Form 8-K/A. The historical consolidated statement of operations of Arbortext for the six months ended March 31, 2005 is based on combining Arbortext’s results of operations for the last three months of its fiscal year ended December 31, 2004 with its results of operations for the three months ended March 31, 2005.

These unaudited combined condensed pro forma financial statements are prepared for informational purposes only in accordance with Article 11 of Regulation S-X and are not necessarily indicative of future results or of actual results that would have been achieved had the acquisition of Arbortext been consummated as of October 1, 2003 for the unaudited combined condensed pro forma statements of operations and as of April 2, 2005 for the unaudited combined condensed pro forma balance sheet. The unaudited pro forma financial statements do not give effect to any cost savings or incremental costs that may result from the integration of PTC and Arbortext or from restructuring certain activities of pre-merger PTC operations.

PARAMETRIC TECHNOLOGY CORPORATION

ARBORTEXT, INC.

Unaudited Pro Forma

Combined Condensed Balance Sheet

as of April 2, 2005

(In thousands)

	Historical
	April 2, 2005 Parametric	March 31, 2005 Arbortext	Pro Forma Adjustments (Note 3)		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$384,170	$5,961	$(194,500)	A	$195,631
Accounts receivable, net	138,023	8,802	—		146,825
Prepaid expenses and other current assets	88,431	838	—		89,269

Total current assets	610,624	15,601	(194,500)		431,725

Property and equipment, net	54,764	1,365	(61)	B	56,068
Goodwill	45,575	6,192	140,602	C	192,369
Other intangible assets, net	11,034	2,986	43,644	D	57,664
Other assets	29,694	41	—	E	29,735

Total assets	$751,691	$26,185	$(10,315)		$767,561

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$18,150	$1,649	$—		$19,799
Accrued expenses and other current liabilities	39,822	1,636	400	F	41,858
Accrued compensation and benefits	49,826	1,470	2,600	F	53,896
Accrued income taxes	44,114	168	—		44,282
Deferred revenue	220,779	9,697	(1,632)	G	228,844

Total current liabilities	372,691	14,620	1,368		388,679
Other liabilities	86,148	721	(109)	G	86,760

Commitments and contingencies

Shareholders’ equity	292,852	10,844	(11,574)	H	292,122

Total liabilities and shareholders’ equity	$751,691	$26,185	$(10,315)		$767,561

See accompanying notes to unaudited pro forma combined condensed financial statements.

PARAMETRIC TECHNOLOGY CORPORATION

ARBORTEXT, INC.

Unaudited Pro Forma

Combined Condensed Statement of Operations

For the Year Ended September 30, 2004

(In thousands)

	Historical
	Year Ended
	September 30, 2004 Parametric	December 31, 2004 Arbortext	Pro Forma Adjustments (Note 3)		Pro Forma Combined
Revenue:
Licenses	$198,860	$10,155	$—		$209,015
Service	461,169	22,397	—		483,566

Total revenue	660,029	32,552	—		692,581

Costs and expenses:
Cost of license revenue	8,234	496	2,219	I	10,949
Cost of service revenue	173,941	8,952	—		182,893
Sales and marketing	226,054	17,735	—		243,789
Research and development	107,992	6,254	—		114,246
General and administrative	58,264	2,707	—		60,971
Amortization of intangible assets	5,195	100	3,601	I	8,896
In-process research and development	—	400	—		400
Restructuring and other charges	42,933	—	—		42,933

Total costs and expenses	622,613	36,644	5,820		665,077

Operating income (loss)	37,416	(4,092)	(5,820)		27,504
Other income (loss), net	(377)	140	(2,045)	J	(2,282)

Income (loss) before income taxes	37,039	(3,952)	(7,865)		25,222
Provision for income taxes	2,226	121	—	K	2,347

Net income (loss)	$34,813	$(4,073)	$(7,865)		$22,875

Earnings (loss) per share – Basic	$0.13				$0.09
Earnings (loss) per share – Diluted	$0.13				$0.08
Weighted average shares outstanding - Basic	267,704				267,704
Weighted average shares outstanding - Diluted	273,183				273,183

See accompanying notes to unaudited pro forma combined condensed financial statements.

PARAMETRIC TECHNOLOGY CORPORATION

ARBORTEXT, INC.

Unaudited Pro Forma

Combined Condensed Statement of Operations

For the Six Months Ended April 2, 2005

(In thousands)

	Historical
	Six Months Ended
	April 2, 2005 Parametric	March 31, 2005 Arbortext	Pro Forma Adjustments (Note 3)		Pro Forma Combined
Revenue:
Licenses	$99,627	$6,330	$—		$105,957
Service	245,666	14,391	—		260,057

Total revenue	345,293	20,721	—		366,014

Costs and expenses:
Cost of license revenue	3,253	234	1,109	I	4,596
Cost of service revenue	93,977	5,320	—		99,297
Sales and marketing	115,119	10,259	—		125,378
Research and development	54,814	3,700	—		58,514
General and administrative	29,982	1,741	—		31,723
Amortization of intangible assets	444	214	1,637	I	2,295
In-process research and development	—	400	—		400
Restructuring and other charges	—	—	—		—

Total costs and expenses	297,589	21,868	2,746		322,203

Operating income (loss)	47,704	(1,147)	(2,746)		43,811
Other income (loss), net	1,750	105	(2,015)	J	(160)

Income (loss) before income taxes	49,454	(1,042)	(4,761)		43,651
Provision for (benefit from) income taxes	9,791	69	(40)	K	9,820

Net income (loss)	$39,663	$(1,111)	$(4,721)		$33,831

Earnings (loss) per share – Basic	$0.15				$0.13
Earnings (loss) per share – Diluted	$0.14				$0.12
Weighted average shares outstanding - Basic	270,636				270,636
Weighted average shares outstanding - Diluted	279,538				279,538

See accompanying notes to unaudited pro forma combined condensed financial statements.

PARAMETRIC TECHNOLOGY CORPORATION

ARBORTEXT, INC. AND SUBSIDIARIES

Notes to Unaudited Pro Forma Combined Condensed Financial Statements

(1) Basis of Pro Forma Presentation

The unaudited pro forma combined condensed balance sheet as of April 2, 2005 and the unaudited pro forma combined condensed statements of operations for the six months ended April 2, 2005 and for the year ended September 30, 2004 are based on the historical financial statements of PTC and Arbortext at their respective fiscal period-end dates after giving effect to PTC’s acquisition of Arbortext (the “Acquisition”) and the assumptions and adjustments described in the notes herein. Arbortext’s fiscal year ends on December 31; PTC’s fiscal year ends on September 30. In addition, certain historical PTC and Arbortext balances have been reclassified to conform to the pro forma combined presentation. Transactions between PTC and Arbortext were nominal during the periods presented. No pro forma adjustments were necessary in order to conform Arbortext’s accounting policies to PTC’s accounting policies.

The unaudited pro forma combined condensed balance sheet as of April 2, 2005 is presented as if the Acquisition had occurred on April 2, 2005 and, due to the different fiscal period ends of the companies, combines the historical balance sheet for PTC at April 2, 2005 with the historical balance sheet of Arbortext at March 31, 2005.

The unaudited pro forma combined condensed statement of operations of PTC and Arbortext for the six months ended April 2, 2005 is presented as if the Acquisition had taken place on October 1, 2003 and, due to the different fiscal period ends of the companies, combines the historical results of operations of PTC for the six months ended April 2, 2005 with the historical results of operations of Arbortext for the six months ended March 31, 2005.

The unaudited pro forma combined condensed statement of operations of PTC and Arbortext for the year ended September 30, 2004 is presented as if the Acquisition had taken place on October 1, 2003 and, due to different fiscal period ends of the companies, combines the historical results of operations of PTC for the year ended September 30, 2004 with the historical results of operations of Arbortext for the year ended December 31, 2004.

The preliminary allocation of the purchase price used in the unaudited pro forma combined condensed financial statements is based upon a preliminary valuation of certain assets and liabilities acquired. PTC’s estimates and assumptions in determining the estimated fair values of certain assets and liabilities are subject to change upon the finalization of the valuation. The primary areas of the purchase price allocation that are not yet finalized relate to determining the fair values of identifiable intangible assets, deferred support revenues, consulting contract obligations assumed and restructuring costs, as well as the amount of resulting goodwill.

The unaudited pro forma combined condensed financial statements are not intended to represent or be indicative of the consolidated results of operations or financial position of PTC that would have been reported had the Acquisition been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial position of PTC. The unaudited pro forma financial statements do not reflect any operating efficiencies and cost savings that PTC may achieve with respect to the combined companies and do not include the effects of restructuring certain activities of pre-merger PTC operations. The unaudited pro forma combined condensed financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of PTC included in its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.

(2) Arbortext Acquisition

Pursuant to the Amended and Restated Agreement and Plan of Merger among PTC and Arbortext dated July 15, 2005, on July 19, 2005, PTC acquired all of the outstanding capital stock of Arbortext. Arbortext’s results of operations have been included in PTC’s consolidated financial statements beginning July 20, 2005.

PARAMETRIC TECHNOLOGY CORPORATION

ARBORTEXT, INC. AND SUBSIDIARIES

Notes to Unaudited Pro Forma Combined Condensed Financial Statements

The acquisition of Arbortext has been accounted for as a business combination. Assets acquired and liabilities assumed were recorded at their fair values as of July 19, 2005. The total preliminary purchase price for the acquisition was approximately $194.5 million in cash and is comprised of:

(in thousands)
Acquisition of Arbortext common and preferred stock and vested stock options	$190,300
Acquisition of Arbortext outstanding unvested stock options	1,100
Acquisition-related transaction costs	3,100

Total preliminary purchase price	$194,500

Acquisition-related transaction costs include PTC’s estimate of investment banking, legal and accounting fees and other external costs directly related to the Acquisition. Until these costs are determined finally, the purchase price is preliminary.

The total purchase price will be allocated to Arbortext’s tangible assets, identifiable intangible assets and assumed liabilities based on their estimated fair values as of the Effective Date. The excess of the purchase price over the tangible assets, identifiable intangible assets and assumed liabilities will be recorded as goodwill. Based upon a preliminary valuation, the total preliminary purchase price as of March 31, 2005 would be allocated as follows:

(in thousands)
Goodwill	$146,794
Identifiable intangible assets	46,630
Net tangible assets	3,346
Restructuring reserves	(3,000)
Net deferred tax liabilities	(18,186)
Reduction in valuation allowance for deferred tax assets of PTC	18,186
In-process research and development	730

Total preliminary purchase price allocation	$194,500

PTC estimates that goodwill to be recorded as of the Acquisition date will be approximately $149.8 million due principally to changes in working capital between March 31, 2005 and the Effective Date of July 19, 2005. The preliminary allocation of the purchase price was based upon a preliminary valuation, as described below. PTC’s estimates and assumptions are subject to change upon the finalization of the valuation.

Goodwill amounts are not amortized, but rather are tested for impairment at least annually. In the event that PTC determines that the value of goodwill has become impaired, PTC will incur an accounting charge for the amount of impairment during the fiscal quarter in which such determination is made.

Identifiable intangible assets acquired consist of developed technology, core technology, tradenames, customer contracts, software support agreements and related relationships and consulting contracts. Developed technology, which comprises products that have reached technological feasibility, includes products in most of Arbortext’s product lines. Core technology represents a combination of Arbortext’s processes, inventions and trade secrets related to the design and development of its applications products. This proprietary know-how can be leveraged to develop new technology and improve PTC’s applications software products. Customer contracts and software support agreements and related relationships represent the underlying relationships and agreements with customers of Arbortext.

Net tangible assets consist of the fair values of tangible assets less the fair values of assumed liabilities and obligations. Except for property and equipment, deferred revenues and restructuring reserves, net tangible assets were valued at the respective carrying amounts recorded by Arbortext, as PTC believes that their carrying value amounts approximate their fair values at the Acquisition date.

PARAMETRIC TECHNOLOGY CORPORATION

ARBORTEXT, INC. AND SUBSIDIARIES

Notes to Unaudited Pro Forma Combined Condensed Financial Statements

Property and equipment were valued at the respective carrying amounts recorded by Arbortext, except for software and facility-related assets. The depreciation related to the fair value adjustment is reflected in the pro forma combined condensed statements of operations.

Deferred revenues were reduced by $1.7 million in the pro forma combined condensed balance sheet to adjust deferred revenue to an amount equivalent to the estimated cost plus an appropriate profit margin to perform the services related to Arbortext’s software support contracts. PTC is still assessing whether a fair value adjustment is required for consulting contract obligations assumed.

Restructuring reserves include the severance costs related to Arbortext employees, planned closure of certain Arbortext facilities and other costs associated with exiting activities of Arbortext. Although PTC has not completed its integration of Arbortext, PTC currently estimates total restructuring costs associated with exiting activities of Arbortext will approximate $3 million. In addition, as part of integrating the two companies, PTC preliminarily expects to incur costs of approximately $2 million associated with exiting certain pre-merger PTC activities, which are described in Note 4. Such costs will not be recorded as part of the Arbortext purchase price allocation, but instead will be reported in PTC’s statements of operations when incurred.

Net deferred tax liabilities include tax effects of having acquired intangible assets that are not deductible for tax purposes. Due to PTC and Arbortext having net operating loss carryforwards available and full valuation allowances recorded against their net deferred tax asset positions, the net deferred tax liability resulting from the purchase accounting was fully offset with a decrease in PTC’s valuation allowance. Upon the finalization of the combined company’s legal entity structure and the restructuring plans, additional adjustments to deferred taxes may be required.

(3) Pro Forma Adjustments

The following pro forma adjustments are included in the unaudited pro forma combined condensed balance sheet:

(A)	To record the following adjustments to cash:

(in thousands)
Cash paid for Arbortext common and preferred stock and vested stock options	$190,300
Cash paid for Arbortext outstanding unvested stock options	1,100
Cash paid for transaction costs	3,100

Total cash paid	$194,500

PARAMETRIC TECHNOLOGY CORPORATION

ARBORTEXT, INC. AND SUBSIDIARIES

Notes to Unaudited Pro Forma Combined Condensed Financial Statements

(B)	To record the difference between the preliminary fair value and the historical amount of Arbortext’s property and equipment:

(in thousands)	Historical Amount, Net	Preliminary Fair Value	Increase
Computer equipment and software	$1,021	$969	$(52)
Furniture and office equipment	273	264	(9)
Leasehold improvements	71	71	—

Total property and equipment	$1,365	$1,304	$(61)

(C)	To eliminate Arbortext’s historical goodwill and record preliminary fair value of goodwill:

(in thousands)	Historical Amount, Net	Preliminary Fair Value	Increase
Goodwill	$6,192	$146,794	$140,602

(D)	To record the difference between the preliminary fair value and historical amount of intangible assets. PTC expects to amortize the acquired identifiable intangible assets using the straight-line method over the estimated useful lives indicated below:

(in thousands)	Historical Amount, Net	Preliminary Fair Value	Increase	Annual Amortization	Six Months Amortization	Estimated Useful Life
Developed technology	$—	$940	$940	$313	$156	3 yrs.
Core technology	2,986	9,530	6,544	1,906	953	5 yrs.
Trademarks	—	850	850	170	85	5 yrs.
Customer contracts	—	35,310	35,310	3,531	1,766	10 yrs.

Total identifiable intangible assets	$2,986	$46,630	$43,644	5,920	2,960

Arbortext historical amortization				100	214

Net increase in amortization				$5,820	$2,746

Amortization recorded to Cost of License Revenue				$2,219	$1,109
Amortization recorded to Amortization of Intangible Assets				$3,601	$1,637

PARAMETRIC TECHNOLOGY CORPORATION

ARBORTEXT, INC. AND SUBSIDIARIES

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(E)	To record deferred tax liabilities related to identifiable intangible assets that are not deductible for tax purposes:

(in thousands)	Preliminary Fair Value	Statutory Tax Rate	Deferred Tax Asset (Liability)
Acquired identifiable intangible assets	$46,630	39%	$(18,186)
Reduction in valuation allowance for deferred tax assets of PTC			18,186

Net deferred tax asset (liability)			$—

In addition, the preliminary purchase price allocation includes the recording of $17.1 million of net deferred tax assets acquired from Arbortext (principally U.S. federal net operating loss carryforwards) with an offsetting full valuation allowance recorded due to the uncertainty of realizing the benefit of these net deferred tax assets.

(F)	To record short-term restructuring costs associated with exiting activities of Arbortext: Restructuring costs include the severance costs related to Arbortext employees, expected closures of certain Arbortext facilities and other costs associated with exiting activities of Arbortext. Although PTC has not completed its integration of Arbortext, PTC currently estimates total restructuring costs associated with exiting activities of Arbortext to approximate $3 million with $0.4 million recorded to accrued expenses and other current liabilities and $2.6 million recorded to accrued compensation and benefits.

(G)	To record the preliminary fair value adjustment to deferred revenue acquired: The preliminary fair value adjustment represents an amount equivalent to the estimated cost plus an appropriate profit margin to perform the services related to Arbortext’s software support contracts based on deferred revenue balances of Arbortext as of July 19, 2005. PTC is still assessing whether a fair value adjustment will be required for consulting contract obligations assumed.

(in thousands)	Historical Amount, Net	Preliminary Fair Value	Decrease
Software license updates and product support – current	$8,718	$7,398	$(1,320)
Services	667	667	—
New software licenses	312	—	(312)

Total deferred revenues – current	9,697	8,065	(1,632)
Software license updates and product support – non-current	721	612	(109)

Total deferred revenues	$10,418	$8,677	$(1,741)

PARAMETRIC TECHNOLOGY CORPORATION

ARBORTEXT, INC. AND SUBSIDIARIES

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(H)	To record the following adjustments to stockholders’ equity:

(in thousands)
To record the preliminary estimate of in-process research and development	$(730)
To eliminate Arbortext’s historical stockholders’ equity	(10,844)

Total adjustments to other long-term liabilities	$(11,574)

(I)	To record additional amortization expense related to intangible assets acquired – see (D).

(J)	To record decrease in interest income as a result of $194.5 million of cash used to complete the acquisition.

(K)	To record the tax impact on the net amount of total pro forma adjustments at the statutory tax rate of 39% fully offset by PTC’s use of its net operating loss carryforwards, which are reserved with a full valuation allowance. In 2005, PTC is subject to U.S. alternative minimum tax. The pro forma income tax benefit is primarily due to the pro forma decrease in interest income. In addition, the pro forma combined provision for income taxes does not reflect the amounts that would have resulted had PTC and Arbortext filed consolidated tax returns during the periods presented.

(4) Restructuring Activities of Pre-Merger PTC

As part of integrating the two companies, PTC preliminarily expects to incur costs of approximately $2 million during the fourth quarter of fiscal 2005 that will primarily relate to severance costs of certain PTC employees. No adjustment has been included in the pro forma combined condensed financial statements for the estimate of these restructuring costs related to pre-merger PTC activities. Such costs will not be recorded as part of the Arbortext purchase price allocation, but instead will be reported in PTC’s statements of operations when incurred.

(5) Earnings Per Share

Pro forma basic earnings per share is computed using the weighted average number of common shares outstanding during the applicable period. Pro forma diluted earnings per share is computed using the weighted-average number of common shares outstanding during the applicable period, plus the dilutive effect of stock options. All Arbortext vested and unvested stock options were canceled for cash payment at the time of the Acquisition. As such, the pro forma weighted-average number of common shares and the dilutive effect of stock options are the same as PTC historical amounts.